Exhibit 10.26
CEDAR FAIR, L.P. 2016 OMNIBUS INCENTIVE PLAN
PERFORMANCE-BASED PHANTOM UNIT AWARD AGREEMENT
This Performance-Based Phantom Unit Award Agreement (“Agreement”) is made pursuant to the terms and conditions of the Cedar Fair, L.P. 2016 Omnibus Incentive Plan (the “Plan”), including (without limitation) Article XI, the provisions of which are incorporated into this Agreement by reference. Capitalized terms used herein shall have the meanings used in the Plan, unless indicated otherwise.
1.Award in General. Participant’s Performance-Based Phantom Unit Award (the “Award”) is outlined in the attached Notice of Performance-Based Phantom Unit Award of Cedar Fair, L.P. (the “Notice”) and is subject to (i) a performance condition that the transactions contemplated by the Agreement and Plan of Merger, dated November 2, 2023, by and among Cedar Fair, L.P., Six Flags Entertainment Corporation, CopperSteel HoldCo, Inc., and CopperSteel Merger Sub, LLC (the “Merger Agreement”) be successfully completed and closed (the “Closing”), and (ii) a service condition that the Participant remain in continuous employment by the Company or an Affiliate through the Closing and throughout each of the Vesting Periods that commence on the Grant/Award Date and end on each of the Vesting Dates specified under the heading “Vesting Schedule” in the Notice (individually, a “Vesting Period” and, collectively, the “Vesting Periods”), and that the Participant be employed on each Payment Date as provided in Section 2. Distribution Equivalents on the Units that may be earned under this Award shall accrue and be accumulated until the end of the applicable Vesting Period, if and to the extent the Company makes distributions on its Units during such Vesting Period, and shall be payable only in cash pursuant to the provisions of Section 2 hereof.
2.Payment Date; Lapse of Restriction. If the Closing occurs, Participant shall be eligible to receive the number of Units set forth under “Unit Amount” in the Notice (subject to conversion of this Award pursuant to the Merger Agreement), plus any accumulated Distribution Equivalents on such number of Units that become payable in accordance with Section 1. Such Units and amounts shall be paid within the first seventy-four (74) days following the end of each applicable Vesting Period (the actual date of payment is referred to herein as the “Payment Date”); provided that the Participant must be continuously employed by the Company or an Affiliate throughout the Vesting Period and from the last day of the Vesting Period through the Payment Date or will forfeit his or her entire unpaid Award.
3.Forfeiture.
a.The unpaid portion(s) of the Award and any accumulated Distribution Equivalents shall be automatically forfeited if the Participant ceases to be employed by the Company or an Affiliate for any reason at any time prior to a Payment Date.
b.If the Merger Agreement is terminated and the Closing does not occur, no Units or Distribution Equivalents will be earned under this Award, and the Award shall be automatically forfeited. However, if the Closing has not occurred by the “Outside Date” (as defined in the Merger Agreement) and the Outside Date is extended pursuant to Section 10.1(b)(i) of the Merger Agreement, then the Vesting Dates in the Notice shall be automatically extended by the same period.
4.Tax Matters and Withholding. To the extent permitted by applicable securities laws, the Company, the Participant’s employer or their agent(s) shall withhold all required local, state, federal, and other taxes and any other amount required to be withheld by any governmental authority or law from the Units issued, and Distribution Equivalents paid, pursuant to the Award, and Units issued hereunder shall be retained by, surrendered back to or reacquired by the Company or an Affiliate as necessary in order to accomplish the foregoing, with the number of Units to be delivered on the Payment Dates being reduced accordingly. The number of Units to be withheld shall have a Fair Market Value equal to the amount required to be withheld as of the date that the amount is withheld. The Participant will execute such other documentation as may be necessary or appropriate to accomplish the foregoing. Prior to such withholding, in accordance with procedures established by or agreement of the Committee or the

Participant’s employer, the Participant may arrange to pay all applicable withholdings in cash on the due date of such withholdings. To the extent applicable law does not permit the withholding of Units, the Participant shall pay all applicable withholdings in cash on the due date of such withholdings.
5.Priority of Agreements. The terms of this Agreement shall control and supersede over any conflicting term of any plan (including the Plan and the Cedar Fair, L.P. Executive and Management Severance Plan (the “Severance Plan”)) or any employment or other agreement or declaration between the Participant and the Company, unless indicated otherwise. [For the avoidance of doubt, Sections 6.1(f) and 4.2 of Participant's employment agreement shall not apply to this Award, and Section 13.1(d) of the Plan shall not apply to this Award.] [For the avoidance of doubt, this Award shall not be entitled to Equity Award vesting for Qualifying Terminations under the Severance Plan, and Section 13.1(d) of the Plan shall not apply to this Award.]
6.Clawback. Notwithstanding anything in the Plan, this Agreement or any other agreement or declaration, the Company will be entitled, to the extent permitted or required by applicable law, rule or regulation, Company policy and/or the requirements of an exchange on which the Company’s Units are listed for trading, in each case, as in effect from time to time, to cancel this or any other award(s) made to Participant before or after the date hereof and/or to require the reimbursement or return of, recoup or otherwise recover equity or other compensation of whatever kind paid or delivered by the Company or any of its affiliates at any time to Participant under the Plan, as well as any profits or gains realized thereon. The provisions in this paragraph apply whether any such law, rule, regulation, Company policy and/or exchange listing requirement is in existence or applies as of the applicable grant or payment date or is later adopted, modified or becomes applicable. By accepting this Award, Participant agrees to the provisions of this paragraph, agrees to comply with any Company request or demand for such recoupment, other recovery or cancellation/forfeiture, and agrees to be bound by any such applicable clawback law, rule, regulation, exchange listing requirement and/or policy adopted in the discretion of the Company (including, without limitation, policies to comply with applicable laws, rules, regulations and/or exchange listing requirements and any other policies). The provisions in this paragraph are not exclusive and are in addition to every other right or remedy at law or in equity that may be available to the Company, including under the Plan and any other plan or agreements with Participant.

********

(The balance of this page was intentionally left blank)

IN WITNESS WHEREOF, Magnum Management Corporation, a subsidiary of Cedar Fair, L.P., has caused this Agreement to be executed by its duly authorized officer as approved by the Committee and the Participant has executed this Agreement as of the day and year below written.

MAGNUM MANAGEMENT CORPORATION By: Title: Date:

[In consideration for the Performance-Based Phantom Unit Award described herein, Participant accepts the modifications made in this Agreement with respect to the treatment of this Award under Participant’s employment agreement with Cedar Fair.] [In consideration for the Performance-Based Phantom Unit Award described herein, Participant acknowledges and agrees that this Award shall not be entitled to Equity Award vesting in connection with Qualifying Terminations under the Severance Plan.]

PARTICIPANT By: Title: Date:

A copy of the Cedar Fair, L.P. 2016 Omnibus Incentive Plan Information Statement is available for review on the Cedar Fair Intranet link at http://cfnet/ under “Document Share”, and a copy of the most current Form 10-K is available for review at https://ir.cedarfair.com/overview/default.aspx.

Notice of Performance Unit Award of Cedar Fair, L.P.

Company Name

Plan

Participant Id

Participant Name

Participant Address

Grant/Award Type

Award Amount

Grant/Award Date

VESTING SCHEDULE

Vesting Date	No. of Shares	Percent
[one year anniversary of Grant / Award Date]		50%
[18 months after the Grant / Award Date]		50%